Exhibit 99.2

SENSIVIDA MEDICAL TECHNOLOGIES, INC.

(FORMERLY MEDISCIENCE TECHNOLOGY CORP.)

UNAUDITED PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

SENSIVIDA MEDICAL TECHNOLOGIES, INC.
(FORMERLY MEDISCIENCE TECHNOLOGY CORP.)
UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET
NOVEMBER 30, 2008

ASSETS
	Mediscience Technology Corp. November 30, 2008	SensiVida Medical Systems, Inc. September 30, 2008	Proforma Adjustment	Proforma Total
CURRENT ASSETS
Cash	$113,506	$558	$-	$114,064
Prepaid Expenses and Other Current Assets	23,734	-	-	23,734
Total Current Assets	137,240	558	-	137,798
PROPERTY PLANT AND EQUIPMENT
Net of Accumulated Depreciation	-	-	-	-
OTHER ASSETS - Security Deposit	1,800	-	-	1,800
- Deferred Costs	138,252	-	-	138,252
- Intellectual Property	-	-	2,808,564	2,808,564
TOTAL ASSETS	$277,292	$558	$2,808,564	$3,086,414
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Convertible Debt, Net of Discount of $254,365	$1,402,135	$-	$-	$1,402,135
Convertible Note Payable	-	49,829	-	49,829
Loan Payable - Officer	-	5,523	-	5,523
Accounts Payable	72,066	-	-	72,066
Accrued Liabilities	4,052,033	2,437	-	4,054,470
Total Current Liabilities	5,526,234	57,789	-	5,584,023
STOCKHOLDERS' DEFICIT
Convertible Preferred Stock, $.01 Par Value, 50,000
Shares Authorized; Issued and Outstanding -0- Shares
November 30, 2008	-	-	-	-
Common Stock $.01 Par Value, Authorized 199,950,000
Shares; Issued and Outstanding Shares - 70,932,406
prior to merger; 104,265,739 upon completion of merger	709,324	-	333,333	1,042,657
Common Stock - Class A to be issued		88		88
Stockholders' Receivable		(75)		(75)
Additonal Paid-in Capital	27,116,504	-	2,475,231	29,591,735
Accumulated Deficit	(33,074,770)	(57,244)	-	(33,132,014)
Total Stockholders' Deficit	(5,248,942)	(57,231)	2,808,564	(2,497,609)
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT	$277,292	$558	$2,808,564	$3,086,414

SENSIVIDA MEDICAL TECHNOLOGIES, INC.
(FORMERLY MEDISCIENCE TECHNOLOGY CORP.)
UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED NOVEMBER 30, 2008

	Mediscience Technology Corp. November 30, 2008	SensiVida Medical Systems, Inc. September 30, 2008	Proforma Adj.	Proforma Total
Net Sales	$-	$-	$-	$-
General and Administrative Expense	870,700	5,492	-	876,192
Product Development Expense	136,999	7,978	-	144,977
Total Expenses	1,007,699	13,470	-	1,021,169
Loss from Operations	(1,007,699)	(13,470)	-	(1,021,169)
Other Income (Expense)
Interest Income	4,203	-	-	4,203
Other Income	-	5,000	-	5,000
Interest Expense	(141,058)	(931)	-	(141,989)
Accretion of Interest on Convertible Debt	(553,105)	-	-	(553,105)
Total Other Income (Expense)	(689,960)	4,069	-	(685,891)
Net Loss	$(1,697,659)	$(9,401)	$-	$(1,707,060)
Basic and Diluted Loss Per Common Share				$(0.017)
Weighted Average Common Shares
Outstanding				100,993,368

SENSIVIDA MEDICAL TECHNOLOGIES, INC.
(FORMERLY MEDISCIENCE TECHNOLOGY CORP.)
UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED FEBRUARY 29, 2008

	Mediscience Technology Corp. February 29, 2008	SensiVida Medical Systems, Inc. December 31, 2007	Proforma Adj.	Proforma Total
Sales	$-	$-	$-	$-

Cost of Sales	-	-	-	-

Gross Profit	-	-	-	-

General and Administrative Expense	1,231,814	4,544	-	1,236,358

Product Development Expense	853,774	3,100	-	856,874

Total Expense	2,085,588	7,644	-	2,093,232

Loss from Operations	(2,085,588)	(7,644)	-	(2,093,232)

Other Income (Expense)
Interest Income	9,172	-	-	9,172
Interest Expense	(87,231)	(862)	-	(88,093)
Accretion of Discount on Convertible Debt	(849,030)	-	-	(849,030)
Total Other Income (Expense)	(927,089)	(862)	-	(927,951)

Net Loss	$(3,012,677)	$(8,506)	$-	$(3,021,183)

Basic and Diluted Net Loss per Common Share				$(0.030)
Basic and Diluted Weighted Average Number of
Shares Outstanding				99,142,643

SENSIVIDA MEDICAL TECHNOLOGIES, INC.
(FORMERLY MEDISCIENCE TECHNOLOGY CORP.)
NOTES TO UNAUDITED PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

The following unaudited proforma financial statements for Mediscience Technology Corp. (“MTC” or “The Company”) have been prepared to illustrate the acquisition of SensiVida Medical Systems, Inc. (“SensiVida”) in a merger transaction.

THE ACQUISITION OF SENSIVIDA MEDICAL SYSTEMS, INC.

The following proforma consolidated condensed statements of operations for the nine months ended November 30, 2008 and for the year ended February 29, 2008 reflects the financial results of the Company and SensiVida as if the acquisition had occurred on March 1, 2007.

On March 3, 2009, the Company completed its acquisition of 100% of SensiVida in a stock transaction valued at approximately $2.8 million.  Under the terms of the merger agreement, the consideration consists of 33,333,333 newly issued shares of the Company’s common stock, which were divided proportionally among the SensiVida stockholders in accordance with their respective ownership interests in SensiVida immediately before the closing of the transaction.

UNAUDITED FINANCIAL INFORMATION

The unaudited proforma financial information combines the historical financial information of the Company and SensiVida for the nine months ended November 30, 2008 and for the year ended February 29, 2008.  The unaudited proforma balance sheet assumes the acquisitions were completed on that date.  The unaudited proforma statements of operations give effect to the merger and acquisitions as if the merger and acquisition had been completed on March 1, 2007.

These unaudited proforma financial statements are for information purposes only.  They do not purport to indicate the results that would have actually been obtained had the merger and acquisition been completed on the assumed dates or for the periods presented, or which may be realized in the future.  The accounting adjustments reflected in these unaudited proforma consolidated financial statements included herein are preliminary and are subject to change pending the final valuation of the intangible assets.  The accompanying notes are an integral part of these pro forms consolidated financial statements.

The following adjustments to the unaudited proforma financial statements are based on the assumption that the acquisition was consummated as of November 30, 2008:

Intellectual Property		$2,808,564
Common Stock			$333,333.33
Paid in Capital			2,475,230.67
To recognize Acquisition consisting of
Intellectual Property and other assets and
liabilities for 33,333,333 shares of
common stock with a weighted (prior and forward)
average value of 8.2540¢ per share

33,333,333 x .082540 = 2,751,333	2,751,333
Plus Liabilities	57,789
Less Cash	(558)
	$2,808,564